UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 15, 2007

AMCORE FINANCIAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

0-13393	36-3183870
(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104
(Address of Principal Executive Offices)	(Zip Code)

(815) 968-2241
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2007, AMCORE Financial, Inc. (the “Company”) issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that its Board of Directors has appointed Donald H. Wilson, 47, President and Chief Operating Officer of the Company effective August 15, 2007.  Mr. Wilson has been Executive Vice President and Chief Financial Officer of the Company since February 2006 and will continue in that role, in addition to his new responsibilities, until a successor Chief Financial Officer is named.  Since February 2006, Mr. Wilson has also served as a Director of AMCORE Bank, N.A. and AMCORE Investment Group, N.A.  Prior to joining the Company in February 2006, Mr. Wilson was Senior Vice President and Corporate Treasurer of Marshall & Ilsley Corporation.  Kenneth E. Edge, who previously served as Chairman of the Board, President and Chief Executive Officer, will continue to serve as Chairman of the Board and Chief Executive Officer.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2007	AMCORE Financial, Inc.

(Registrant)

/s/ Kenneth E. Edge
Kenneth E. Edge
Chairman and Chief Executive Officer
(Duly authorized officer of the registrant
and principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 15, 2007.